                                                                   EXHIBIT 99.1


[LOGO]

CONTACT:

Debra L. Nelson
Ibis Technology Corporation
(978) 777-4247

FOR IMMEDIATE RELEASE


                       IBIS TECHNOLOGY CORPORATION
                   ANNOUNCES PROFITABLE FIRST QUARTER;
                1999 FIRST QUARTER REVENUES INCREASE 162%

                      MAJOR FACILITIES RENOVATIONS
                 TO MEET GROWING DEMAND FOR SIMOX-SOI

DANVERS, MA--MAY 4, 1999--Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer and supplier of SIMOX-SOI (Separation by Implantation of Oxygen/Silicon-On-Insulator) implantation equipment and wafers for semiconductor manufacturers, today announced its financial results for the first quarter ended March 31, 1999.

Revenues for the first quarter ended March 31, 1999 increased by 162 percent to $4,448,000, from $1,697,000 reported in the comparable 1998 quarter. The increase in revenues was due primarily to revenue derived from the sale of Ibis 1000 implanters and a 29 percent increase in wafer product sales.

Net income for the 1999 first quarter was $246,000 or $0.03 per share, compared to a net loss of $909,000, or $0.14 per share, in the similar period a year ago.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, stated: "We shipped a record number of wafers and reached a new level of profitability during the first quarter of 1999. We believe that the commercial phase of SIMOX-SOI adoption by the industry has begun and that production of SIMOX-SOI-based devices will accelerate over the next two years.

"As previously indicated, from May 1998 to February 1999, we received purchase orders for a total of 5 Ibis 1000 implanters from a leading semiconductor manufacturer and a leading supplier of silicon materials to the semiconductor industry, which we believe are being targeted for production applications.

"We continue to see an increase in the level of interest regarding SIMOX-SOI technology by other leading semiconductor manufacturers who are seeking to remain competitive in an increasingly aggressive market environment. We are also seeing an increase in wafer requirements from our main wafer customers who appear to be ramping up their production of integrated circuits on SIMOX-SOI.

"In an on-going effort to keep pace with the expanding SIMOX-SOI market, Ibis is performing major facilities renovations which include increasing our Ibis 1000 manufacturing area by approximately 42% and our Class 10 clean room facility by 32% to provide enough space to house additional Ibis 1000 implanters. The expansion will support Ibis' continued efforts to provide the highest quality SIMOX-SOI wafers while increasing capacity and improving quality.

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IBIS TECHNOLOGY CORPORATION
May 4, 1999
Page Two


"The new renovated space is designed to provide an additional self-contained production area for Ibis 1000 machine build and SIMOX-SOI wafer processing, metrology and quality control. The newly designed space will provide a streamlined production flow for the entire length of the SIMOX-SOI process. In addition, new state of the art de-ionized wafer purification and waste treatment systems will further enhance Ibis' contamination free process environment.

"In addition to the facilities renovations, we are building an additional Ibis 1000 implanter for internal wafer production which should be ready to produce SIMOX-SOI wafers by the fourth quarter of this year.

Mr. Reid continued: "These are exciting and challenging times for both our industry and our Company. We look forward to working with our customers to further expand the industry's acceptance of SIMOX-SOI technology and continuing the efforts to move into mainstream commercial production."

Ibis Technology Corporation develops, manufactures and markets SIMOX-SOI implantation equipment and wafers for the worldwide semiconductor industry. Ibis' SIMOX-SOI implantation equipment consists of advanced proprietary high current Ibis 1000 oxygen implanters. SIMOX-SOI wafers are Silicon-On-Insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers.

"SAFE HARBOR'' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, the impact of the Year 2000 issue; product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at http://www.ibis.com.

                                   -more-

                        --Statistical Tables Follow--

IBIS TECHNOLOGY CORPORATION
May 4, 1999
Page Three

                            IBIS TECHNOLOGY CORPORATION

                                SUMMARY OF RESULTS

                                                               FIRST QUARTER ENDED
                                                                    MARCH 31,
                                                              1999             1998
                                                              ----             ----
Product sales                                              $1,300,000        $1,007,000
Contract and other revenue                                    358,000           490,000
Equipment revenue                                           2,790,000           200,000
                                                           ----------        ----------
  Total revenue                                             4,448,000         1,697,000
                                                           ----------        ----------
Cost of product sales                                       1,246,000         1,313,000
Cost of contract and other revenue                            122,000           366,000
Cost of equipment revenue                                   1,954,000           125,000
                                                           ----------        ----------
  Gross profit (loss)                                       1,126,000          (107,000)
Operating expenses                                          1,028,000           941,000
                                                           ----------        ----------
Income (loss) from operations                                  98,000        (1,048,000)
Other income                                                  148,000           139,000
                                                           ----------        ----------
Net income (loss)                                          $  246,000        $ (909,000)
                                                           ----------        ----------
                                                           ----------        ----------
Net income (loss) per share:
  Basic                                                    $     0.04        $    (0.14)
                                                           ----------        ----------
                                                           ----------        ----------
  Diluted                                                  $     0.03        $    (0.14)
                                                           ----------        ----------
                                                           ----------        ----------
Weighted average number of shares
  used in per share calculation:
  Basic                                                     6,878,188         6,670,718
  Diluted                                                   7,198,864         6,670,718

                                   - MORE -

IBIS TECHNOLOGY CORPORATION
May 4, 1999
Page Four

                            IBIS TECHNOLOGY CORPORATION

                              CONDENSED BALANCE SHEETS

                                                         MARCH 31, 1999     DECEMBER 31, 1998
                                                         --------------     -----------------
ASSETS
Current Assets
  Cash and cash equivalents                                $13,171,000         $12,819,000
  Accounts receivable                                        3,632,000             547,000
  Unbilled revenue                                           2,319,000           2,448,000
  Inventories                                                2,157,000           3,121,000
  Other current assets                                         175,000             152,000
                                                           -----------         -----------
                                                            21,454,000          19,087,000
Property and equipment                                       5,024,000           5,076,000
Other assets                                                   140,000             144,000
                                                           -----------         -----------
                                                           $26,618,000         $24,307,000
                                                           -----------         -----------
                                                           -----------         -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Capital lease obligation, current                        $   378,000         $   507,000
  Accounts payable and other current liabilities             3,692,000           1,748,000
                                                           -----------         -----------
                                                             4,070,000           2,255,000
Capital lease obligation, long-term                             37,000              40,000
Other liabilities                                            1,360,000           1,404,000
Stockholders' equity                                        21,151,000          20,608,000
                                                           -----------         -----------
                                                           $26,618,000         $24,307,000
                                                           -----------         -----------
                                                           -----------         -----------

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